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                                                                    Exhibit 99.1


                  EPICEDGE NAMES NEW BOARD MEMBERS

Austin, TX - August 8, 2001 - EpicEdge, Inc. (AMEX: EDG) a leading information technology consulting firm, today announced that Eric Loeffel and Panna Sharma have been appointed to the Board of Directors and Audit Committee. Effective immediately, the appointments are intended to strengthen the Board and lend additional insight to complement the Company's vision.

Eric Loeffel is the President and Chief Executive Officer of Isochron, an Austin, TX based provider of information gathering and analysis solutions for companies with remote equipment. Mr. Loeffel has more than fifteen years of business strategy, product marketing, product development, and executive-level operations experience with companies such as Intuit Inc., Deloitte & Touche and onQ Technology, where he served as President, CEO and Director. He received his Masters of Business Administration from the Anderson School at UCLA, and his Bachelor of Science degree in Business/Accounting from San Diego State University, and is a Certified Public Accountant.

Panna Sharma is the founder and CEO of TSG, The Sharma Group, a privately held next generation investment banking firm focused on emerging technology and services companies. Prior to his tenure at TSG, Mr. Sharma spent four years at iXL Inc. in the roles of Senior Vice President and Chief Strategy Officer. Before that, he served as a partner at Agency.com, where he was responsible for revenue generation and management of the firm. Mr. Sharma also helped to develop the delivery capabilities and market presence of Interactive Solutions, one of the earliest and most profitable interactive service companies. He has over ten years experience in strategic planning, operations management, corporate development and sales. He is a graduate of Boston University.

"I am pleased that Mr. Loeffel and Mr. Sharma are bringing their high energy and talent to our Board of Directors," stated Richard Carter, Chief Executive Officer of EpicEdge. "Their extensive experience as executive-level decision makers will be instrumental in helping EpicEdge sustain the momentum that we are currently developing. We look forward to availing ourselves of their technological and managerial expertise as the Company continues to restore its economic health by crafting a sound and strategic plan for the future."

About EpicEdge

EpicEdge, Inc. is a leading information technology consulting firm, primarily focused on serving government, commercial and utility market customers. We enable our clients to meet their business goals through implementation and support of client/server and Internet enabled enterprise-wide (ERP) software packages, custom Web application development, technical education/training, and strategic marketing. EpicEdge excels at delivering successful IT project-based services by combining the elements of market-


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leading products, highly skilled technical personnel and proven project methodologies to deliver unmatched solutions. Our methodology includes the `concept to completion' approach that provides customers maximum return on their software investment and lower total cost of ownership. This methodology encapsulates a holistic approach to technology that is driven by an organization's business needs.

Certain statements in this news release may constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievements of EpicEdge to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

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Company Contact:

Sam DiPaola                                        Gina Lujan
Investor Relations                                 Marketing Director
SDIPAOLA@EPICEDGE.COM                              GLUJAN@EPICEDGE.COM
410-576-8935                                       212.894.2922